Exhibit 99.1

Ventas Commences Tender Offer for 2.700% Senior Notes Due 2020

CHICAGO--(BUSINESS WIRE)--June 24, 2019--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) announced today that Ventas Realty, Limited Partnership (“Ventas Realty”) and Ventas Capital Corporation (“Ventas Capital” and, together with Ventas Realty, the “Issuers”), its wholly owned subsidiaries, have commenced a cash tender offer for any and all of their outstanding 2.700% Senior Notes due 2020 (CUSIP No. 92276M BB0) (the “Notes”), which were jointly issued by the Issuers and are fully and unconditionally guaranteed by Ventas, on the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (the “Offer to Purchase”), the related Letter of Transmittal (the “Letter of Transmittal”), and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). As of June 24, 2019, there were $500,000,000 aggregate principal amount of Notes outstanding. The tender offer is referred to herein as the “Offer.” The Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

The tender offer consideration for each $1,000 principal amount of the Notes purchased pursuant to the Offer will be $1,003.73 (the “Tender Offer Consideration”). Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or before the Expiration Time (as defined below) in order to be eligible to receive the Tender Offer Consideration. In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Payment Date (as defined in the Offer to Purchase) for the Notes. The Issuers expect the Payment Date to occur on July 3, 2019.

The Offer will expire at 5:00 p.m., New York City time, on June 28, 2019 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by the Issuers. The Notes tendered may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase.

The Issuers’ obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Issuers’ discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the Issuers’ receipt of aggregate proceeds (before underwriter’s discounts and commissions and other offering expenses) of at least $400.0 million from an offering of new senior notes, on terms satisfactory to the Issuers. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The Issuers have retained D.F. King & Co., Inc., as the tender agent and information agent for the Offer. The Issuers have retained BofA Securities, Inc. as the dealer manager (the “Dealer Manager”) for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers), (800) 515-4479 (all others), or ventas@dfking.com. Copies of the Offer to Purchase, Letter of Transmittal, and Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/ventas. Questions regarding the terms of the Offer should be directed to BofA Securities, Inc. at (980) 387-3907 (collect) or (888) 292-0070 (toll-free).

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Issuers by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, university-based research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) the accuracy of estimates and assumptions that the Company used to underwrite its acquisition of the interests in the joint venture with Le Group Maurice and to determine the projected impact and benefits (including financial) of the transaction, and the potential for the Company’s estimates or assumptions, as well as the expected impact and benefits, to change as additional information becomes available; (e) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (f) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and office buildings are located; (g) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (h) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (i) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (j) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (k) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (m) final determination of the Company’s taxable net income for the year ended December 31, 2018 and for the year ending December 31, 2019; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (o) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, development of new competing properties, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (p) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (q) year-over-year changes in the Consumer Price Index or the U.K. Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (r) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (s) the impact of damage to the Company’s properties for catastrophic weather and other natural events and the physical effects of climate change; (t) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (u) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (v) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (w) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (x) the Company’s ability to obtain the financial results expected from its development and redevelopment projects, including projects undertaken through its joint ventures; (y) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (z) consolidation in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (aa) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (bb) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

Contacts

Ventas, Inc.
Juan Sanabria
(877) 4-VENTAS